Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SECURITIES THAT ARE BEING OFFERED AND SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) IN AN “OFFSHORE TRANSACTION” TO PERSONS WHO ARE NOT “U.S. PERSONS” (EACH AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT). ACCORDINGLY, NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE U.S. STATE OR FOREIGN SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN COMPLIANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Guided Therapeutics, INC.

Form of Common Stock Purchase Warrant
(Regulation S)

Warrant Terms
Warrant No.	Warrant Shares	Exercise Price
	325,521	$0.4608 per share
Date of Issuance		Termination Date

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, ITEM MEDIKAL TEKNOLOJILERI LTD STI or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Date of Issuance listed on the table above (the “Initial Exercise Date”) and on or prior to the close of business on the Termination Date listed on the table above (the “Termination Date”) but not thereafter, to subscribe for and purchase from GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), up to that number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), listed in the table above (the “Warrant Shares”).

1.       Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement of the Holder (the “Subscription Agreement”), dated August 29, 2014, and accepted by the Company on September 2, 2014.

2.       Exercise.

(a)     Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the attached Notice of Exercise Form (the date such Notice of Exercise is received by the Company, the “Warrant Exercise Date”); and, within three days of trading on the principal market or exchange on which the Common Stock trades (such market, the “Trading Market” and each such day, a “Trading Day”) of the Warrant Exercise Date, receipt of payment by the Company of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder will not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancelation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)     Exercise Price. The purchase price of one share of Common Stock under this Warrant shall be equal to the exercise price listed in the table above, subject to adjustment as provided in this Warrant (the “Exercise Price”).

(c)     Mechanics of Exercise.

(i)       Delivery of Warrant Shares Upon Exercise. The Company shall cause its transfer agent to transmit the Warrant Shares purchased hereunder to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, by the date that is three Trading Days after the Warrant Exercise Date (such date, the “Warrant Share Delivery Date”), provided that the Holder has paid any required Exercise Price for the portion of this Warrant being exercised on or prior to such Warrant Share Delivery Date. This Warrant will be deemed to have been exercised on the Warrant Exercise Date. The Warrant Shares will be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Warrant Exercise Date, once Holder has paid to the Company the Exercise Price and paid all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(v) prior to the issuance of such shares.

(ii)     Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant will in all other respects be identical with this Warrant.

(iii)    Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv)   No Fractional Shares or Scrip. The Company shall not issue fractional shares or scrip representing fractional shares upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v)     Charges, Taxes and Expenses. The Company shall not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or, if permitted by applicable law, in such name or names as may be directed by the Holder. If Warrant Shares are to be issued in a name other than the name of the Holder, then this Warrant when surrendered for exercise must be accompanied by the attached Assignment Form duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental to such assignment.

(vi)   Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to its terms.

(d)     Call Provision. Subject to the provisions of this Section 2(d), if, at any time after the Initial Exercise Date , (i) the VWAP (as defined below) for each of 30 consecutive Trading Days (the “Measurement Period”) exceeds $0.9216 per share, and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information that was provided by the Company, then the Company may, within three Trading Days after the end of such Measurement Period, call for cancelation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $.001 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating the portion of unexercised portion of this Warrant to which the notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which the Company does not receive a Notice of Exercise by the Call Date will be canceled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company shall honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. Any Notice of Exercise delivered following a Call Notice that calls less than all the Warrants will first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 40 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 35 Warrant Shares will be automatically canceled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 40 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as provided in this Warrant and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(d), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder has not delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancelation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents. For purposes of this Section 2(d), “VWAP” means, for the Common Stock as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date will be the fair market value as mutually determined by the Company and the Holder. All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

3.       Certain Adjustments.

(a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price will be adjusted to an amount equal to the Exercise Price immediately before such event multiplied by a fraction, the numerator of which will be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which will be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant will be proportionately adjusted such that the aggregate Exercise Price of this Warrant will remain unchanged. Any adjustment made pursuant to this Section 3(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)     Calculations. All calculations under this Section 3 will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(c)     Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

4.       Transfer of Warrant.

(a)     Transferability. Subject to compliance with applicable securities laws (as determined in good faith by the Company), the Holder may transfer this Warrant and all rights hereunder, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges will be dated the Initial Exercise Date set forth on the first page of this Warrant and will be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5.       Miscellaneous.

(a)     No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 3.

(b)     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancelation of such Warrant or stock certificate, if mutilated, the Company shall make and deliver a new Warrant or stock certificate of like tenor, in lieu of such Warrant or stock certificate.

(c)     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a U.S. business day, then such action may be taken or such right may be exercised on the next succeeding U.S. business day.

(d)     Authorized Shares. During the period the Warrant is outstanding, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company’s issuance of this Warrant will constitute full authority to the Company’s officers, who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. All Warrant Shares that may be issued upon the exercise of this Warrant will, upon such exercise and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)     Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

(f)      Holder Representations, Warranties, Acknowledgements and Agreements. Upon any exercise or transfer of this Warrant (in whole or part), the Holder shall confirm the accuracy in all respects of the representations and warranties set forth in Paragraph 1 of the Subscription Agreement as of the date of such exercise or transfer, and shall reaffirm the acknowledgements and agreements set forth in Paragraph 1 of the Subscription Agreement as of such date.

(g)     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a party will operate as a waiver of such right or otherwise prejudice the party’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Subscription Agreement, if a party willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other party, the offending party shall pay to the offended party such amounts as are sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, incurred by the offended party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)     Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company must be delivered in accordance with the notice provisions of the Subscription Agreement.

(i)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)      Remedies. The parties, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The parties acknowledge that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agree to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby will inure to the benefit of and be binding upon the successors and permitted assigns of the parties. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and will be enforceable by the Holder or holder of Warrant Shares.

(l)       Amendment. This Warrant may not be amended or modified, and no provision may be waived, without the prior written consent of the Company and the Holder.

(m)   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

This Warrant is being signed as of the date first stated above.

GUIDED THERAPEUTICS, INC.

By:_________________________________________

Name: Gene S. Cartwright

Title: President and Chief Executive Officer

NOTICE OF EXERCISE

[All capitalized terms have the meanings ascribed to such terms in the Warrant to which this Notice of Exercise relates.]

TO: GUIDED THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, in lawful money of the United States.

(2) Please issue said Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

The undersigned hereby confirms, as of the date hereof, that each of the representations and warranties set forth in Paragraph 1 of the Subscription Agreement is true and correct in all respects, and reaffirms all acknowledgements and agreements set forth in Paragraph 1 of the Subscription Agreement.

[SIGNATURE OF HOLDER]

Name of Entity:

_____________________________________________

By: _________________________________________________

Name of Authorized Signatory: ____________________________

Title of Authorized Signatory: ____________________________

Date: ______________

ASSIGNMENT FORM

[All capitalized terms have the meanings ascribed to such terms in the Warrant to which this Notice of Exercise relates.]

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

The undersigned hereby confirms, as of the date hereof, that each of the representations and warranties set forth in Paragraph 1 of the Subscription Agreement is true and correct in all respects, and reaffirms all acknowledgements and agreements set forth in Paragraph 1 of the Subscription Agreement.

[SIGNATURE OF HOLDER]

Name of Entity:

_____________________________________________

By: _________________________________________________

Name of Authorized Signatory: ____________________________

Title of Authorized Signatory: ____________________________

Date: ______________, _______